Exhibit 10.6
PARAMETRIC SOUND CORPORATION
2010 STOCK OPTION PLAN

STOCK OPTION GRANT NOTICE
AND STOCK OPTION AGREEMENT

Parametric Sound Corporation, a Nevada corporation (the “Company”), pursuant to its 2010 Stock Option Plan (the “Plan”), hereby grants to the holder listed below ( “Holder”), an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A  (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Holder

Grant No.

Date of Grant

Shares Subject to Option

Exercise Price Per Share	$_____ per share

Expiration Date

Type of Option	☐ Non-Qualified Stock Option ☐ Incentive Stock Option (within the meaning of Section 422 of the Code)

Vesting Schedule:

Vesting Date	Number of Shares Vested

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

Parametric Sound Corporation:	Holder:

By: ________________________________________	By: ________________________________________
Name: ______________________________________	Name: ______________________________________
Title: _______________________________________	Title: _______________________________________
Address: ____________________________________	Address: ____________________________________
___________________________________________	___________________________________________

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

PARAMETRIC SOUND CORPORATION
STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Parametric Sound Corporation, a Nevada corporation (the “Company”), has granted you an Option under the Company’s 2010 Stock Option Plan (the “Plan”) to purchase the number of shares of the Company’s common stock (“Stock”) indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement shall have the meanings specified in the Plan and the Grant Notice.

1. Vesting. Except as otherwise provided in the Plan, this Option will become vested and exercisable in such amounts and at such times as provided in the Grant Notice.

2. Exercise of the Option.

2.1 Method of Exercise. You may exercise the vested portion of this Option at any time prior to the expiration of the Option by delivering a notice of exercise in such form as may be designated by the Company from time to time together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours and prior to the expiration of the Option, together with such additional documents as the Company may then require pursuant to the terms of the Plan.

2.2 Method of Payment. Payment of the exercise price may be by: (a) cash (or check); [(b) delivery of Stock already owned by you for all or part of the Option price, provided the fair market value (determined as set forth in the Plan) of such Stock being delivered is equal on the date of exercise to the Option price, or such portion thereof as you are authorized to pay by delivery of such Stock;] [(c) the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in the Plan) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as you are authorized to pay by surrender of such Stock;] [(d) cancellation of indebtedness of the Company to you or waiver of compensation due or accrued to you for services rendered;] [(e) if and so long as the Shares are registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Administrator to deliver promptly to the Company the aggregate amount of proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board;] or (f) a combination of the above methods, as the Company may designate from time to time.

2.3 Tax Withholding. By exercising this Option you agree that as a condition to any exercise of this Option, the Company may withhold from your pay and any other amounts payable to you, or require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the Stock is subject at the time of exercise; or (3) the disposition of Stock acquired upon such exercise.

2.4 Responsibility for Exercise. You are responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. By signing this Agreement you acknowledge that information regarding the procedures and requirements for this exercise of the Option is available to you on request. The Company shall have no duty or obligation to notify you of the expiration date of this Option.

2.5 Special Tax Consequences.  If you have been granted an Incentive Stock Option, you acknowledge that, to the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by you during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Section 422 of the Code but rather shall be taxed as non-qualified options.  You further acknowledge that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.  For purposes of these rules, the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

3. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Stock issuable upon exercise of this Option is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  In addition, you acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4. Termination of the Option. The term of this Option commences on the Date of Grant (as specified in the Grant Notice) and expires and shall no longer be exercisable upon the earliest of: (a) the Expiration Date indicated in the Grant Notice; (b) the tenth (10th) anniversary of the Date of Grant; (c) if you owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the fifth (5th) anniversary of the Date of Grant, (d) the last day for exercising the Option following termination of your service as described in the Plan; or (e) a change of control, to the extent provided in the Plan.

5. Option Not a Service Contract. This Option is not an employment or service contract and nothing in this Agreement , the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in your Option shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company.

6. Representations. By executing the Grant Notice to which this Agreement is attached, you hereby warrant and represent that you are acquiring this Option for your own account and that you have no intention of distributing, transferring or selling all or any part of this Option except in accordance with the terms of this Agreement. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this Option by virtue of the business or financial expertise of any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

7. Notices. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

8.  Governing Law. This Agreement shall be administered, interpreted and enforced under the laws of the State of Nevada without regard to conflicts of laws thereof.  Should any provisions of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

9. Amendment. The Board may amend the Option at any time, provided no such amendment may adversely affect the Option or any unexercised portion of the Option without your consent unless such amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.

10. Governing Plan Document. Your Option is subject to this Agreement, the Grant Notice and all the provisions of the Plan, which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.

11. Rights as Stockholder. You shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon exercise of any part of the Option unless and until such shares shall have been issued by the Company to you.

12.  Shares to Be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common stock as will be sufficient to satisfy the requirements of the Option.